SCHEDULE 14A INFORMATION
  STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant   [  ]

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         Rule 14a-6(e)(2))
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[  ]     Soliciting Materials Pursuant to Section 240.l4a-11(c) or
         Section 240.l4a-12

                                Micrografx, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
                     --------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

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     Schedule 14A
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


                                MICROGRAFX, INC.

                        8144 WALNUT HILL LANE, SUITE 1050

                               DALLAS, TEXAS 75231

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD JANUARY 10, 2001

To the Shareholders of
Micrografx, Inc.:

         NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders of Micrografx, Inc. (the "Company") will be held on the 10th day of January, 2001, at 10:00 a.m. (local time) at the Doubletree Hotel, 8250 North Central Expressway, Dallas, Texas 75206 for the following purposes:

         1. The election of three (3) directors to hold office until the next annual election of directors by shareholders or until their respective successors shall have been duly elected and shall have qualified;

         2. A proposal to approve an amendment to the Micrografx, Inc. 1995 Incentive and Non-statutory Stock Option Plan to increase the number of shares available for issuance under the plan by an additional 1,000,000 shares.

         3. A proposal to approve an amendment to the Micrografx, Inc. Employee Stock Purchase Plan to increase the number of shares available for purchase under such plan from 1,300,000 to 2,000,000 shares.

         4. The ratification of the appointment by the Board of Directors of Ernst & Young L.L.P. as independent public accountants for the Company for the fiscal year ending June 30, 2001;

         5. The transacting of any and all other business that may properly come before the meeting or any adjournment(s) thereof.

         The Board of Directors has fixed the close of business on November 13, 2000 as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of, and to vote at, such meeting or any adjournments thereof. Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at such meeting. The stock transfer books will be available for inspection at the meeting.

         You are cordially invited to the meeting; however, regardless of whether you expect to attend the meeting in person, you are urged to promptly sign, date and mail the enclosed form of proxy so that you shares of stock may be represented and voted at the meeting. Your proxy will be returned to you if you should be present at the meeting and should request such return in the manner provided for revocation of proxies on the initial page of the enclosed Proxy Statement.

                                            By Order of the Board of Directors


                                            John M. Carradine
                                            Secretary

December 4, 2000

                                MICROGRAFX, INC.
                        8144 WALNUT HILL LANE, SUITE 1050
                               DALLAS, TEXAS 75231

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD JANUARY 10, 2001

                    SOLICITATION AND REVOCABILITY OF PROXIES

         The accompanying proxy is solicited by the Board of Directors of Micrografx, Inc., a Texas corporation (the "Company" or "Micrografx"), to be voted at the 2000 Annual Meeting of Shareholders of Micrografx to be held on January 10, 2001 (the "Annual Meeting"), at the time and place, and for the purposes, set forth in the accompanying Notice of Annual Meeting, and at any adjournment(s) of that meeting. WHEN PROXIES IN THE ACCOMPANYING FORM ARE PROPERLY EXECUTED AND RECEIVED, THE SHARES REPRESENTED THEREBY WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE DIRECTIONS NOTED THEREON; IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED HEREIN AND IN FAVOR OF THE OTHER PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING, AND IN THE DISCRETION OF THE PROXY WITH RESPECT TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE MEETING.

         Each shareholder of the Company giving a proxy has the unconditional right to revoke his proxy at any time prior to its exercise either in person at the Annual Meeting or by giving written notice to the Company addressed as follows: 8144 Walnut Hill Lane, Suite 1050, Dallas, Texas 75231, Attention:
Chairman of the Board. No revocation by written notice shall be effective unless and until such notice has been received by the Chairman of the Board of the Company prior to the day of the Annual Meeting or by the inspector(s) of elections at the Annual Meeting.

         The principal executive offices of the Company are located at 8144 Walnut Hill Lane, Suite 1050, Dallas, Texas 75231.

         This Proxy Statement and accompanying form of proxy are being mailed to the Company's shareholders on or about December 10, 2000. The Company's Annual Report to Shareholders covering the Company's fiscal year ended June 30, 2000, is being mailed to shareholders together with this Proxy Statement but does not form any part of the materials for solicitation of proxies.

         In addition to the solicitation of proxies by use of the mail and through this Proxy Statement, directors, officers and regular employees of the Company may solicit the return of proxies, either by mail, personal contact, telephone, telecopy or telegraph. Officers and employees of the Company will not be additionally compensated for their solicitation efforts but will be reimbursed for any out-of-pocket expenses incurred. The Company has also retained Corporate Investor Communications, Inc. to assist the Company in the solicitation of proxies from shareholders and will pay such firm a fee of $4,000.00 for its services and will reimburse such firm for any of its out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with shares registered in their names, to forward solicitation materials to the beneficial owners of such shares.

         All costs of preparing, printing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement, the enclosed form of proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by the Company.

                             PURPOSES OF THE MEETING

At the Annual Meeting, the Company's shareholders will be asked to consider and act upon the following matters:

         1. The election of three (3) directors to hold office until the next annual election of directors by shareholders or until their respective successors shall have been duly elected and shall have qualified;

         2. A proposal to approve an amendment to the Micrografx, Inc. 1995 Incentive and Non-statutory Stock Option Plan to increase the number of shares available for issuance under the plan by an additional 1,000,000 shares.

         3. A proposal to approve an amendment to the Micrografx, Inc. Employee Stock Purchase Plan to increase the number of shares available for purchase under such plan from 1,300,000 to 2,000,000 shares.

         4. The ratification of the appointment by the Board of Directors of Ernst & Young L.L.P. as independent public accountants for the Company for the fiscal year ending June 30, 2001;

         5. The transacting of any and all other business that may properly come before the meeting or any adjournment(s) thereof.


                                QUORUM AND VOTING

         The identity of shareholders entitled to receive notice of and to vote at the Annual Meeting and the number of votes allotted to each shareholder were determined as of the close of business on November 13, 2000 (the "Record Date"). On the Record Date, there were issued and outstanding 11,497,981 shares of common stock, par value $.01 per share (the "Common Stock").

         Each shareholder as of the Record Date will be entitled to one vote per share of Common Stock held on each matter acted upon at the meeting. Neither the Articles of Incorporation nor the Bylaws of the Company provide for cumulative voting rights. The presence, in person or by proxy, of the holders of at least a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business at the Annual Meeting. Abstentions may be specified on all matters proposed, other than the election of directors. Abstentions and broker non-votes will be considered present at the meeting and will be counted towards determining whether a quorum is present. A broker non-vote occurs where a registered broker holding customer securities in street name has not received voting instructions from the beneficial owner regarding any "non-routine" matter as so designated by that broker's self-regulatory organization.

         Assuming the presence of a quorum, (i) the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the meeting is required for the election of the directors; and (ii) the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote is required for the approval of all other matters. Abstentions on a particular matter (other than the election of directors) will not be counted as votes cast in the affirmative and will therefore have the same effect as a vote against a particular matter because each proposal (other than the election of directors) requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting entitled to vote. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will have no impact on the outcome of the voting on the election of directors or any other proposal.

                              ELECTION OF DIRECTORS
                                    (ITEM 1)

         The Bylaws of the Company provide that the Board of Directors shall be comprised of not less than five but not more than nine directors. The current number of Directors stands at five. On September 5, 2000 the Company issued 1,120,000 shares of its Series A Convertible Preferred Stock ("Series A Preferred Stock") in a private transaction. Pursuant to the terms of the Series A Preferred Stock, the holders of such shares as a group have the right to elect two members of the Board of Directors. The two directors elected by the Series A Shareholders are James L. Hopkins and Russell E. Hogg. All other members of the Board of Directors are elected by the holders of the Common Stock and will stand for election at the Annual Meeting. They will each hold office until the next annual election of directors by shareholders or, in the event of their resignation from the Board, until their respective successors shall have been duly elected and shall have qualified.

         On June 30, 2000, the Board of Directors was comprised of Messrs. Douglas M. Richard (Mr. Richard was also President and Chief Executive Officer of the Company), Russell E. Hogg, Robert Kamerschen, Seymour Merrin, and Avery More. On August 30, 2000 Mr. Richard resigned from the Board of Directors and James L. Hopkins was elected as his replacement, and was further elected Chairman of the Board of Directors. On September 5, 2000 Messrs. Merrin, Kamerschen, and More resigned their positions on the Board of Directors and its committees. On October 16, 2000, James L. Hopkins was appointed to the additional positions of President and Chief Executive Officer of the Company. On October 30, 2000, George W. Macintyre and P. Michael Sullivan agreed to serve as directors effective November 1, 2000. On November 17, 2000, John M. Carradine was appointed to the Board of Directors.

         Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to nominate and to vote the shares represented by such proxy for the election of the following named nominees for the offices of directors of the Company to hold office until the next annual meeting of shareholders or until their respective successors shall have been duly elected and shall have qualified. As of June 30, 2000, there were no family relationships between any of the officers and directors of the Company.

                                                 SERVED AS
NOMINEE                                          DIRECTOR
                                      AGE          SINCE     PRESENT OFFICE(S) HELD IN MICROGRAFX

DIRECTORS ELECTED BY THE SERIES A PREFERRED SHAREHOLDERS

James L. Hopkins                       53          2000      President,  Chief  Executive  Officer  and
8144 Walnut Hill Lane                                        Chairman of the Board of Directors
Suite 1050
Dallas, TX  75231

Russell E. Hogg                        71          1997      Director
Sunnygables, 2 Salsbury Place
South Nyack, NY  10960

DIRECTORS TO STAND FOR ELECTION AT THE ANNUAL MEETING OF SHAREHOLDERS
George W. Macintyre                    55          2000      Director
100 Congress Ave
Suite 600
Austin, TX  78701


P. Michael Sullivan                    47          2000      Director
5009 Sail Creek Drive
Plano, Texas  75093

John M. Carradine                      42          2000      Chief Financial Officer, Treasurer,
8144 Walnut Hill Lane                                        Corporate Secretary, Director
Suite 1050
Dallas, TX  75231


         The following is a brief account of the business experience, during the past five years, of each of the directors or nominee for director of the Company.

         James L. Hopkins has been elected as the Chief Executive Officer of the Company effective October 15, 2000, and was elected a director and Chairman of the Board of Directors of the Company on August 30, 2000. From September 1999 to October 2000, Mr. Hopkins served as Managing Director of the Austin office of Hoak, Breedlove, Wesneski, LLC, a private investment-banking firm headquartered in Dallas, Texas. From May 1999 to September 1999 he served as Senior Vice President of Finance and Strategic Planning and as a Director of 3dfx Interactive, Inc. From January 1995 through May 1999. Mr. Hopkins served as a Director and as Chief Financial Officer and Vice President of Strategic Marketing of STB Systems, Inc.

         Russell E. Hogg is the Chairman and CEO of Hogg International, a global financial service company whose clients draw upon global expertise in the areas of finance, strategic marketing and "back room" operations, located in Nyack, New York. Mr. Hogg joined the Board of Directors and was elected to the position of Chairman of the Board in May 1997. He resigned as Chairman of Board of Directors of Micrografx Inc. on August 30, 2000. In the past, he served as a consultant to the National Academy of Sciences sub-committee, which evaluated and documented the shortcomings within the Internal Revenue Service telecommunications and processing modernization project and as a board member for several major corporations. Mr. Hogg is the Chairman of the Institute for International Sports, sponsor in 1993 of the Inaugural World Scholar-Athlete Games. From 1980 to 1989, Mr. Hogg was the Chief Executive Officer for MasterCard.

         George W. Macintyre is the President and Chief Executive Officer of Adhesive Software Inc., an Austin, Texas-based software company focused on the development of solutions for deploying and managing complex Web sites. He has held this position since August 2000. From March 1998 to July 2000 he was Senior Vice President of Corporate Strategy with Inprise/Borland, a provider of Internet access infrastructure and application development tools. From February 1997 to December 1998, he was Executive Vice President at MCSB Technology Corporation, a server performance enhancement software company. From February 1994 to January 1997 he was Vice President of Marketing and Business Development at Open Connectivity Systems, Inc., a connectivity software company.

         P. Michael Sullivan has been an independent investor, businessman and financial and management consultant since September 1997. From January 1997 to September 1997 he was Chief Financial Officer of ErgoBilt, Inc., a developer, manufacturer and marketer of customized ergonomic products for businesses and home offices. From September 1996 to January 1997, Mr. Sullivan was a financial consultant to ErgoBilt, Inc. From 1978 to September 1996 Mr. Sullivan was Vice President, Chief Financial Officer, Secretary and Treasurer for USDATA Corporation, a software, systems and consulting company for information systems that supervise, monitor and control manufacturing and other automated processes. Mr. Sullivan is a certified public accountant in the state of Texas.

     John M. Carradine was named the Company's Chief Financial Officer and Treasurer in October 1998. In October 1999, Mr. Carradine was also named Corporate Secretary of the Company. Prior to his appointment at Micrografx, Mr. Carradine was the Chief Financial Officer and Treasurer of Intellicall, Inc., a telecommunications company, where he held various financial positions for eight years. From 1983 to 1990, Mr. Carradine was with

Computer Language Research, Inc., a data-services and software company where he served as Treasurer. Mr. Carradine is a licensed CPA in the state of Texas.

         The Board of Directors does not contemplate that any of the nominees for director named above will refuse or be unable to accept election as a director of the Company, or be unable to serve as director of the Company. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the persons named in the enclosed form of proxy intend to vote the shares represented in each proxy for the election of such other person or persons as may be nominated or designated by management, unless they are directed in the proxy to do otherwise.

         The Board of Directors has a standing Audit Committee currently chaired by Russell E. Hogg. During the fiscal year ending June 30, 2000, the Audit Committee was composed of Messrs. Avery More, as Chairman, and Robert Kamerschen and Russell E. Hogg. The Audit Committee is responsible for consulting with the independent public accountants for the Company with regard to the adequacy of internal controls and the plan of audit, as well as reviewing the audit report and management letter and matters concerning financial reporting, accounting and audit procedures and policies generally. The Audit Committee held six meetings during the fiscal year ending June 30, 2000. No member of the Audit Committee attended fewer than 100% of the meetings. For the fiscal year ending June 30, 2001, the Committee will be comprised of Messrs. Hogg, Macintyre, and Sullivan, with Mr. Hogg having been elected as Chairman of the Committee.

         The Board of Directors has a standing Executive Compensation and Stock Option Committee currently chaired by Russell E. Hogg. During the fiscal year ended June 30, 2000, the Stock Option Committee was composed of Messrs. Avery More , Russell Hogg, and Robert Kamerschen, as Chairman. The Committee is responsible for reviewing and determining matters of executive compensation and administering the Company's Incentive and Non-statutory Stock Option Plan (the "Stock Option Plan"). The Committee held four meetings during the fiscal year ended June 30, 2000. No member of the Committee attended fewer than 100% of the meetings. For the fiscal year ending June 30, 2001, the Committee will be comprised of Messrs. Hogg, Macintyre and Sullivan.

         The Board of Directors has a standing Nominating Committee, chaired by Mr. Hogg. During the fiscal year ended June 30, 2000, the Nominating Committee was composed of Messrs. Hogg and Kamerschen. The Nominating Committee is responsible for selection for nomination of candidates to serve on the Company's Board of Directors. In recommending candidates to the Board, the Nominating Committee seeks persons of proven judgment and experience. The Nominating Committee held no meetings during the year ended June 30, 2000. For the fiscal year ending June 30, 2001, the Nominating Committee will be composed of Messrs. Macintyre (Chairman) and Hogg.

         The Board of Directors held seven meetings during the fiscal year ended June 30, 2000. Various matters were also approved during the last fiscal year by unanimous written consent of the Board of Directors. During the fiscal year ended June 30, 2000, no director attended fewer than 100% of the aggregate of
(i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each director served.

         During the fiscal year ended June 30, 2000, each director who is not an employee of the Company received an annual retainer of $20,000 and a fee of $10,000 for attending all board and committee meetings held during the year. In addition, each committee chairperson received an annual fee of $3,000. All directors are reimbursed for travel and other expenses incurred in attending such meetings. In connection with his election as Chairman of the Board in May 1997, the Company agreed to pay Mr. Hogg the following additional compensation for serving as Chairman: (i) during each year of service in such capacity, a consulting fee of $1,500 per each day of work on Company business, with a maximum cap of $50,000 for the year; (ii) a grant of non-statutory stock options covering 30,000 shares with an exercise price of $6.00 per share, granted as of Mr. Hogg's election in June 1997, pursuant to the Company's Option Plan, vesting ratably over a period of four years from the date of grant and (iii) additional non-statutory stock option grants, each covering 5,000 shares, in each of the years 1998 and 1999, and for the year 2000 vesting over a period of four (4) years from the date of grant.

         All non-employee directors are eligible to participate in the Company's 1995 Director Option Plan (the "1995 Director Plan"). The 1995 Director Plan provides that on each October 1, after the completion of one year of service, each eligible non-employee director will be entitled to receive an option for 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Each option granted under the 1995 Director Plan becomes exercisable at the rate of 25% per year commencing on the first anniversary of the date of grant. During the fiscal year ended June 30, 2000, Mr. Hogg was the only eligible director to receive a grant of options covering 10,000 shares of Common Stock with an exercise price of $1.91 per share, representing the closing price of the Company's stock as of October 2, 2000, pursuant to the terms of the 1995 Director Plan.

         The shareholders at the 1997 Annual Meeting approved a proposal to grant non-employee directors the ability to substitute non-statutory options for cash fees that reduced the cash cost to the Company associated with compensation of its non-employee directors. The proposal provided that such options (unlike the annual grants) would not expire upon termination of a non-employee director's board service, but would continue in effect for a term of five years from the date of grant. The plan requires that each non-employee director must make a semi-annual irrevocable election prior to April 1 and October 1 (the "Option Election Dates") of each year to participate in this feature for the six month period following each Option Election Date. Options granted in lieu of cash fees are granted at the rate of $2.00 in option value (using present value of the grant at date of grant under the Black-Scholes option pricing model) for each $1.00 of cash director's fees which would otherwise be paid, and have an exercise price equal to the fair market value of the Company's Common Stock on the Option Election Date of each semi-annual period in question, exercisable in increments of 25% per year for a term of five years. During fiscal year 2000, under the stock-in-lieu of compensation provisions, Mr. More received options to purchase 10,030 shares with an exercise price of $5.50. The amendment also provided for immediate vesting of all unexercisable options granted under the 1995 Director Plan upon the occurrence of certain events resulting in a change in control of the Company.

AUDIT COMMITTEE REPORT

         The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A. The Audit Committee has (i) reviewed and discussed the Fiscal Year 2000 audited financial statements with management of the Company; (ii) received the written disclosures and the letter from the independent accountants, Ernst & Young, L.L.P., but has not yet discussed the letter with them. The entire Board of Directors recommended that the audited financial statements for the year ended June 30, 2000 be included in the Company's Annual Report on Form 10-K, because there was only one member on the Audit Committee at such time. The Audit Committee has not discussed with the independent auditors the matters to be discussed by SAS61 relating to the year-end financial statements. Messrs. Hogg, Macintyre, and Sullivan are the current members of the Audit Committee and are all independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

     The foregoing report has been furnished by the current members of the Audit Committee, Messrs. Hogg, Macintyre, and Sullivan.


SECTION 16(A) COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended June 30, 2000, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners have been met.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

               PROPOSAL TO AMEND THE MICROGRAFX 1995 INCENTIVE AND
                         NON-STATUTORY STOCK OPTION PLAN
                                    (ITEM 2)

GENERAL

         The Company utilizes stock options as a key part of its overall compensation program for executive officers and all other employees of the Company. The Board of Directors and the Executive Compensation and Stock Option Committee believe it is important to have equity-based incentives available to retain and attract quality personnel for the Company. See "Board of Directors and Committees--Report of the Compensation and Stock Option Committee on Executive Compensation." Accordingly, the Board of Directors has approved, subject to shareholder approval, a proposal to amend the Company's 1995 Incentive and Non-statutory Stock Option Plan (the "Option Plan") to increase the number of shares of the Company's Common Stock available for issuance under the Option Plan from 3,700,000 to 4,700,000 shares. The Board of Directors increased the number of available shares under the Option Plan because as of September 30, 2000, only 348,211 shares of Common Stock remained available for grant under the plan.

         If approved by the shareholders at the annual meeting, the first sentence of Section II of the Option Plan will be amended to provide as follows:

         "The aggregate number of Shares as to which Options may be granted from time to time shall be four million seven hundred thousand (4,700,000) Shares; provided, however, that unless the Plan is administered by a Committee comprised of Disinterested Persons, or by the Board of Directors comprised of a majority of Disinterested Persons, the maximum number of Shares as to which Options may be granted in any calendar year to a director who is also an employee shall not exceed 33% of the aggregate number of Shares with respect to which grants may be made under the Plan."

         The remaining language of Section II will not be changed and the only effect of the amendment will be to increase the number of shares of Common Stock authorized and reserved for issuance upon the exercise of stock options granted pursuant to the Option Plan.

         The amendment is necessary in order to cover future grants of options to purchase shares of Common Stock to officers and other employees. The amendment will provide the Company with the ability to issue additional options and will enable the Company to continue the purposes of the Option Plan by providing additional incentives to attract and retain qualified and competent employees, upon whose judgment the success of the Company is largely dependent. This would be in keeping with the Company's overall compensation philosophy, which attempts to place equity in the hands of Company employees in an effort to further instill shareholder considerations and values in the actions of such employees and officers.

         The Company intends to register the 1,000,000 additional shares of Common Stock issuable under this amendment under the Securities Act, assuming the shareholders approve the proposal to increase the number of available shares. Shares purchased pursuant to the Option Plan after the effective date of such registration could immediately be sold on the open market subject, in the case of affiliates (as defined in Rule 144 under the Act), to compliance with the provisions of Rule 144 other than the holding period requirement.

         Since it is the Company's policy to grant options to all employees under the Option Plan at the time such employee joins the Company and to grant options to other employees from time to time as determined by the Executive Compensation and Stock Option Committee (the "Stock Option Committee") in its discretion, it is not possible at this time to indicate the number, names or positions of employees who will receive options or the number of shares for which options will be granted to any employee under the Option Plan.

         THE BOARD OF DIRECTORS  UNANIMOUSLY  RECOMMENDS THAT
         SHAREHOLDERS VOTE "FOR" THE AMENDMENT OF THE MICROGRAFX, INC. 1995 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN.

DESCRIPTION OF THE COMPANY'S STOCK OPTION PLAN

         A summary of the principal provisions of the Option Plan is set forth below:

         Purposes. The Option Plan provides for the issuance of incentive stock options and non-statutory stock options to key employees of the Company, including employees who also serve as officers or directors of the Company, and initially provided for the reservation of 1,500,000 shares of Common Stock for issuance upon exercise of options granted under the Option Plan (a cumulative total of 4,700,000 shares if the proposed amendment is approved). The purpose of the Option Plan is to attract and retain key employees and provide additional incentive for key employees to promote the success of the Company.

         Terms and Conditions of Options. The Option Plan provides that the exercise price for each incentive stock option granted under the Option Plan may not be less than the fair market value of the Common Stock on the date of the grant, unless the optionee owns greater than 10% of the total combined voting power of all classes of capital stock of the Company, in which case the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. The exercise price for each non-statutory stock option may be any price determined by the Board of Directors but, pursuant to the policy adopted by the Board of Directors, shall not be less than 85% of the fair market value of the shares of Common Stock on the date of the option grant. The exercise price is payable upon exercise of an option and in such form as determined by the Board of Directors or the Stock Option Committee, if the Board has delegated its authority to such Committee.

         Options granted under the Option Plan are exercisable in such amounts, at such intervals and upon such terms as the Board of Directors or the Stock Option Committee, if the Board has delegated its authority to such Committee, shall provide in such option, subject to certain limitations defined in the Option Plan. In general, each option will terminate not more than 10 years from the date of grant, or such earlier time as specified in the applicable stock option agreement, except that if the option is intended as an incentive stock option, such option shall terminate not more than five years from the date of grant.

         The Board of Directors, or the Stock Option Committee appointed by the Board of Directors, has authority to administer and interpret the Option Plan and has authority to select which employees are eligible employees and which of the eligible employees should receive options, and determines at the time the option is granted the number of shares granted under each option, the purchase price, the option period and the other terms and conditions relating to the grant. The Option Plan is administered by the Stock Option Committee of the Board of Directors of the Company, consisting as of the date hereof of Messrs. Russell Hogg, George Macintyre, and Michael Sullivan.

         If a participant's employment is terminated for any reason other than death, a permanent and total disability or cause (as defined), then that participant's right to exercise any previously granted option terminates 30 days after such termination. If a participant's employment is terminated due to a permanent and total disability, then that participant may exercise all rights that have accrued to him under the Option Plan as of the date of the disability within a period of 90 days after the date of such disability or such earlier date as prescribed in the applicable stock option agreement. If a participant dies, then such participant's survivors or legal representatives may exercise the rights that have accrued to such participant as of the date of death within a period of 90 days after the date of death or such earlier date as prescribed in the applicable stock option agreement. If a participant's employment is terminated for cause, then the participant's right to exercise any previously granted option is also terminated as of the last date of employment. Shares subject to an option that expires or is terminated will again be available for grant under the Option Plan.

         No participant shall have any rights as a shareholder unless and until his option has been exercised and shares have been issued to or registered in the Company's share register in the name of the participant.

         An option shall not be transferable by a participant other than by will or by laws of descent and distribution. During a participant's lifetime, only the participant may exercise an option. No option or stock appreciation right may be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor be subject to execution, attachment or similar process.

         To prevent dilution of the rights of a holder granted under the Option Plan, the Option Plan provides for adjustment of the number of shares upon which options may be granted, of the number of shares subject to outstanding options and of the exercise price in the event of any merger, consolidation, reorganization, re-capitalization, stock dividend, stock split, exchange of shares of Common Stock or other change in capital structure of the Company. The Option Plan also confers authority on the Board of Directors to cancel, effective upon written notice, all outstanding options that remain unexercised in the event of any such transaction. The Option Plan further provides that all outstanding options that remain unexercised shall terminate and become null and void upon the dissolution or liquidation of the Company or the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company. The Option Plan permits the Board to accelerate the date on which any options may be exercised.

         Stock Appreciation Rights. The Option Plan provides that stock appreciation rights (a "SAR") may be granted to a participant with respect to an option. A SAR that is granted with respect to an incentive stock option must be granted at the same time as the respective incentive stock option.

         A SAR is an obligation on the part of the Company to pay to a participant an amount in cash equal to the Spread as of the date the SAR is exercised, subject to any required withholding taxes. The "Spread" is the amount equal to the product of (a) the excess of (i) the fair market value per share over (ii) the option price per share of the option, multiplied by (b) the number of shares with respect to which the SAR is exercised. With respect to an incentive stock option, the Spread shall in no event exceed the amount permitted to be treated as the Spread under the applicable Treasury Regulations or other legal authority with respect to incentive stock options. A SAR may be exercised at such times and to the extent that the option to which it relates may be exercised.

         If SARs are granted and become subject to exercise, there will be a charge to the Company's income to reflect the difference between the fair market value of the stock subject to the related option and the exercise price of each option.

         Amendments. The Option Plan may be amended by (i) the shareholders of the Company or (ii) the Board of Directors so long as all such amendments are approved by the shareholders except shareholder approval is not required for certain non-material amendments. The Board of Directors' authority to amend the Option Plan may not be delegated to a committee. No amendment shall affect any previously granted option or previously executed stock option agreement unless such amendment so expressly provides and the affected participant consents in writing.

         Termination. The Option Plan will terminate by its terms in May 2004. The Option Plan may be terminated sooner by vote of the shareholders, provided that any such termination will not affect any option outstanding at the date of such termination.

         Federal Income Tax Consequences. The grant of an option or SAR will not be a taxable event to the recipient optionee. Upon the exercise of a non-statutory stock option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of the shares of Common Stock received over the exercise price. An optionee who exercises a SAR will recognize ordinary income equal to the cash received. The taxable income recognized upon exercise of a non-statutory stock option or a SAR will be treated as compensation income subject to withholding, and the Company will be entitled to deduct an amount equal to the ordinary income an optionee recognizes as a compensation expense.

         When Common Stock received upon exercise of a non-statutory stock option subsequently is sold or exchanged in a taxable transaction, the holder thereof generally will recognize a capital gain (or loss) in the amount by which the amount realized exceeds (or is less than) the fair market value of the

Common Stock on the date of exercise; the character of such gain or loss as long or short-term capital gain or loss will depend upon the holding period of the shares following exercise.

         Neither the grant nor exercise of an incentive stock option will be taxable to the optionee, and the Company will not be entitled to any deductions with respect thereto. However, to qualify for this favorable tax treatment of incentive stock options, the optionee may not dispose of the shares of Common Stock acquired upon the exercise of an incentive stock option until after the later of two years following the date of grant or one year following the date of exercise of the incentive stock option. Upon any subsequent taxable disposition of shares of Common Stock received upon exercise of a qualifying incentive stock option, the optionee generally will recognize long or short-term capital gain or loss measured by the difference between the amount realized and the exercise price of the option.

         If an option does not qualify for favorable incentive stock option treatment as described above because of a failure to satisfy the holding period requirements, the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the lower of (i) the amount realized or (ii) the excess of the fair market value of the Common Stock at the time of exercise over the exercise price, and the Company will be entitled to a deduction of that amount in that year, if the amount realized exceeds the fair market value of the Common Stock on the date the incentive stock option was exercised, the excess will be taxable as long- or short-term capital gain, depending on the optionee's holding period for the transferred shares.

         Notwithstanding the favorable tax treatment of incentive stock options for regular tax purposes, as described above, for alternative minimum tax purposes, an incentive stock option is treated in the same manner as a non-statutory stock option. Accordingly, an optionee who is subject to the alternative minimum tax must include in alternative minimum taxable income, for the year in which an incentive stock option is exercised, the excess of the fair market value of the shares of Common Stock received over the exercise price.

           PROPOSAL TO INCREASE NUMBER OF AUTHORIZED SHARES UNDER THE
                  MICROGRAFX, INC. EMPLOYEE STOCK PURCHASE PLAN
                                    (ITEM 3)

         The Board of Directors has amended the Micrografx, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") in order to increase the number of shares of Common Stock available for issuance thereunder from 1,300,000 to 2,000,000 shares. The Board of Directors increased the number of available shares under the Stock Purchase Plan because as of September 30, 2000, only 179,126 shares of Common Stock remained available for purchase by the Company's employees. By increasing the number of shares available under the Stock Purchase Plan, the Board of Directors believes that the Stock Purchase Plan will continue to be a useful stock-related benefit program for attracting and retaining employees and providing additional incentive for all employees to promote the success of the Company, thereby continuing the purpose of the Stock Purchase Plan.

         The Company intends to register the 700,000 additional shares of Common Stock issuable under the Stock Purchase Plan under the Securities Act, assuming the shareholders approve the proposal to increase the number of available shares. Shares purchased pursuant to the Stock Purchase Plan after the effective date of such registration could immediately be sold in the open market subject, in the case of affiliates (as defined in Rule 144 under the 1933 Act), to compliance with the provisions of Rule 144 other than the holding period requirement.

         The proposed amendment requires the approval of the shareholders of the Company pursuant to the terms of the Stock Purchase Plan. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and voting at the Annual Meeting in person or by proxy is necessary to approve the above described amendment to the Stock Purchase Plan. Proxies will be voted for or against such approval in accordance with the specifications marked thereon and, if no specifications are made, will be voted in favor of such approval.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE MICROGRAFX, INC. EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE AUTHORIZED SHARES AVAILABLE FOR ISSUANCE THEREUNDER.

DESCRIPTION OF THE COMPANY'S STOCK PURCHASE PLAN

         A summary of the principal provisions of the Stock Purchase Plan is set forth below.

         The Stock Purchase Plan was adopted by the Board of Directors of the Company on June 19, 1991, and was approved by the shareholders of the Company on July 26, 1991. The Stock Purchase Plan provides the Company's employees (including officers) with the opportunity to purchase shares of Common Stock from the Company through payroll deductions. On June 24, 1994 the Board of Directors amended the Stock Purchase Plan in order to increase the number of shares of Common Stock available for issuance thereunder from 300,000 to 500,000, and on September 28, 1994, the shareholders of the Company approved the increase. On July 21, 1995, the Board of Directors amended the Stock Purchase Plan in order to increase the number of shares of Common Stock available for issuance thereunder from 500,000 to 800,000, and on November 9, 1995, the shareholders of the Company approved the increase. On October 21, 1997, the Board of Directors amended the Stock Purchase Plan in order to increase the number of shares of Common Stock available for issuance thereunder from 800,000 to 1,300,000, and on November 4, 1997, the shareholders of the Company approved the increase. The Board of Directors has again amended the Stock Purchase Plan, increasing the number of shares of Common Stock available for issuance thereunder from 1,300,000 to 2,000,000 shares subject to approval of the Company's stockholders.

         Under the Stock Purchase Plan, the Company initiates offerings having a duration of 24 months and commencing on each May 15 and November 15, unless otherwise specified by the Board of Directors, that permit the participating employees to accumulate funds for the purchase of Common Stock from the Company through payroll deductions during the offering period. Each offering period is composed of four six-month exercise periods. The Board of Directors has the power to alter the duration of an offering period with respect to future offerings if announced at least 15 days prior to the scheduled beginning of the first offering period to be affected.

         The price at which participating employees purchase shares under the Stock Purchase Plan is eighty-five percent (85%) of the fair market value per share of Common Stock at either the beginning of the offering period or at the end of each six-month exercise period, whichever is lower. The funds used to purchase the shares are accumulated by payroll deductions over each offering period. The deductions may not be greater than ten percent (10%) of a participant's compensation. Compensation for purposes of the Stock Purchase Plan includes salary, commissions, bonuses, and royalties but excludes overtime, shift premiums or other compensation. All payroll deductions of a participant are credited to his or her account under the Stock Purchase Plan and are deposited with the general funds of the Company. Such funds may be used for any corporate purpose. No charges for administrative or other costs may be made by the Company against the payroll deductions.

         On the first day of an offering period (the "Enrollment Date"), the participant is granted an option to purchase on each exercise date during such offering period up to the number of whole shares of the Common Stock determined by dividing the participant's payroll deductions accumulated during such offering period and prior to such exercise date by the applicable purchase price per share. However, the number of shares subject to purchase during such offering period shall in no event exceed the number of shares of Common Stock determined by dividing $75,000 by the fair market value of a share of the Common Stock as of the Enrollment Date. The number of shares subject to such option shall be reduced, if necessary, to maintain the limitations with respect to a participant's ownership of stock and/or options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary, and to restrict a participant's right to purchase stock under the Stock Purchase Plan to $25,000 in fair market value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time. Unless the employee's participation is discontinued, his option for the purchase of shares will be exercised automatically at the end of each six-month exercise period within the offering period at the applicable price. To the extent an employee's payroll deductions exceed that amount required to purchase the shares subject to option, such excess amount shall be held in such participant's account for the next exercise period, unless such participant has withdrawn from the offering period or unless such offering period has terminated with such exercise date, in which case such amount shall be returned to the employee without interest.

         Any employee who is customarily employed for at least 20 hours per week and more than five months per calendar year by the Company or its subsidiaries is eligible to participate in offerings under the Stock Purchase Plan. Employees become participants in the Stock Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions within the specified period of time prior to the commencement of each offering period. No employee is permitted to purchase shares under the Stock Purchase Plan if such employee owns 5% or more of the total combined voting power or value of all classes of shares of stock of the Company (including shares that may be purchased under the Stock Purchase Plan or pursuant to any other options). In addition, no employee is entitled to purchase more than $25,000 worth of shares (based on the fair market value of the shares at the time the option is granted) in any calendar year.

         Withdrawal from the Stock Purchase Plan. A participant may terminate his or her interest in a given offering, or in a given exercise period, by withdrawing all, but not less than all, of the accumulated payroll deductions credited to such participant's account at any time prior to the end of the offering period. The withdrawal of accumulated payroll deductions automatically terminates the employee's interest in that offering, or exercise period, as the case may be. As soon as practicable after such withdrawal, the payroll deductions credited to a participant's account are returned to the participant without interest.

         A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Stock Purchase Plan. Similarly, a participant's withdrawal from a six-month exercise period does not have any effect upon such participant's eligibility to participate in subsequent exercise periods within the same offering period.

         Termination of Employment. Termination of a participant's employment for any reason, including retirement or death or the failure to remain in the continuous employ of the Company for at least 20 hours per week (except for certain leaves of absence), cancels his or her participation in the Stock Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to the participant, or in the case of death, to the person or persons entitled thereto, without interest.

         Capital Changes. In the event of changes in the Common Stock of the Company due to stock dividends or other changes in capitalization, or in the event of any merger, sale or any other reorganization, appropriate adjustments will be made by the Company to the shares subject to purchase and to the price per share.

         Nonassignability. No rights or accumulated payroll deductions of an employee under the Stock Purchase Plan may be pledged, assigned or transferred for any reason, and any such attempt may be treated by the Company as an election to withdraw from the Stock Purchase Plan.

         Amendment and Termination of the Stock Purchase Plan. The Board of Directors of the Company may at any time amend or terminate the Stock Purchase Plan, except that such termination cannot affect options previously granted nor may any amendment make any change in an existing option that adversely affects the rights of any participant. No amendment may be made to the Stock Purchase Plan without prior approval of the shareholders of the Company if such amendment would increase the number of shares that may be issued under the Stock Purchase Plan, permit payroll deductions at a rate in excess of 10% of a participant's compensation, change the designation of the employees eligible for participation in the Stock Purchase Plan or constitute an amendment for which shareholder approval is required in order to comply with Rule 16b-3, or any successor rule.

         Tax Information. The Stock Purchase Plan and the right of participants to make purchases thereunder is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares have been held by the participant for more than two years after the date of option grant and one year from the date of option exercise, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the option price, or (b) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the grant date) will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the exercise date over the option price will be treated as ordinary income, and any further gain or loss on such disposition will be long- or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the holding period described above.

         The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Stock Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

         The Stock Purchase Plan is administered by the Board of Directors or a committee appointed by the Board. Directors of the Company who are eligible employees permitted to participate in the Stock Purchase Plan; provided, however, that (i) directors who are eligible to participate in the Stock Purchase Plan may not vote on any matter affecting the administration or the grant of any option pursuant to the Stock Purchase Plan, and (ii) if a committee is established to administer the Stock Purchase Plan, no committee member will be eligible to participate in the Stock Purchase Plan.

         Purchases Under the Stock Purchase Plan. The following table sets forth certain information regarding shares purchased under the Stock Purchase Plan during the year ended June 30, 2000 by (i) the Company's Chief Executive Officer, (ii) the Company's former Chief Executive Officer, (iii) each of the Company's current and former executive officers named in the Summary Compensation Table under "Executive Compensation," (iv) all current executive officers as a group, and (v) each nominee for election as a director.

                                           Shares
                                          Purchased
                                           during
                                          Year End
  Name of Individual or Group             June 30, 2000
 ---------------------------              -------------
 Kenneth Carraher                           5,473

                        PROPOSAL TO RATIFY APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS
                                    (ITEM 4)

         The Board of Directors has appointed Ernst & Young L.L.P., independent public accountants, to be the principal independent auditors of the Company and to audit its consolidated financial statements for the fiscal year ending June 30, 2001. Representatives will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

         Although shareholder ratification is not required for the selection of Ernst and Young L.L.P. since the Board of Directors has the responsibility for the selection of the Company's independent auditors, and such ratification will not obligate the Company to continue the services of such firm, the Board of Directors is submitting the selection for ratification with a view towards soliciting the shareholders' opinion thereon, which may be taken into consideration in future deliberations. If the appointment is not ratified, the Board must then determine whether to appoint other auditors before the end of the current fiscal year, and in such case, shareholders' opinions would be taken into consideration.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF ERNST AND YOUNG AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2001.

                           PRINCIPAL SHAREHOLDERS AND
                          STOCK OWNERSHIP OF MANAGEMENT

The following table and notes thereto set forth certain information with respect to beneficial ownership of the Company's Common Stock as of September 30, 2000 by (i) each person known by the Company to own beneficially more than 5% of the presently outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Company's current and former executive officers named in the Summary Compensation Table and (iv) the present directors and executive officers of the Company as a group:

                                                                      COMMON STOCK       PERCENT OF
                                                                      BENEFICIALLY      OUTSTANDING
                NAME                                                      OWNED       COMMON STOCK(1)
                The Lake Fund                                              2,092,400         18.20%
                Roemer Visscherplein 19
                2106 AG Heemstede
                The Netherlands

                Douglas M. Richard                                           186,382(2)       1.57%
                Russell E. Hogg                                               41,250(3)       *
                Kenneth Carraher                                             148,672(4)       1.25%
                John Carradine                                                25,504(5)       *
                James L. Hopkins                                                   -          *
                P. Michael Sullivan                                                -          *
                George W. Macintyre                                                -          *
                All executive officers and directors as a group              401,808(6)       3.38%

* Represents less than 1% of the outstanding Common Stock.

(1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. The percentages are based upon 11,497,981 shares outstanding as of September 30, 2000, except for certain parties who hold presently exercisable options to purchase shares. The percentages for those parties who hold options that are presently exercisable or exercisable within 60 days of June 30, 2000, are based upon the sum of 11,497,981 shares plus the number of shares subject to options that are presently exercisable or exercisable within 60 days of September 30, 2000, held by each of them respectively, as indicated in the following notes.

(2) Consists of 61,732 held and 124,650 shares subject to stock options that are presently exercisable or that are exercisable within the next 60 days. Does not include 3,290 shares held by Mr. Richard's spouse, over which she has sole voting and investment power.

(3) Consists of 41,250 shares subject to stock options that are presently exercisable or that are exercisable within the next 60 days.

(4) Consists of 86,203 shares held directly by Mr. Carraher and 62,469 shares subject to stock options that are presently exercisable or that are exercisable within the next 60 days.

(5) Consists of 25,504 shares subject to stock options that are presently exercisable or that are exercisable within the next 60 days.

(6) Includes 253,873 shares subject to stock options that are presently exercisable or that are exercisable within the next 60 days.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers (and one former executive officer for whom disclosure would have been required but for the fact that he was not serving as such at the end of the most recently completed fiscal year), during fiscal years ended June 30, 2000, 1999 and 1998.

                                              Annual Compensation       Long Term
                                            -----------------------    Compensation
                                                                          Awards
                                                                      ---------------

                                   Year                                  Options/
         Name                      Ending     Salary      Variable         SARs        All Other
         Principal Position        June 30    ($)(1)      Comp. ($)       (#)(2)       Comp. (3)
         ------------------------- -------- ------------ ------------ --------------- ------------

         Douglas M. Richard         2000     $270,508      $13,125      175,000          $4,372
         Chief Executive            1999      250,000       78,338       43,300           4,142
         Officer(4)                 1998      217,398       11,131       80,000           3,211
         ------------------------- -------- ------------ ------------ --------------- ------------
         Kenneth Carraher
         President of               2000     $205,539      $20,813       85,000          $5,434
         Enterprise Process         1999      129,231       49,244        8,000           4,025
         Management Solutions       1998      107,962       30,162       68,469           3,437
         ------------------------- -------- ------------ ------------ --------------- ------------
         John M. Carradine          2000     $178,385       $7,031       67,700          $4,080
         Chief Financial Officer    1999           --           --           --              --
         and Corporate Secretary    1998           --           --           --              --
         ------------------------- -------- ------------ ------------ --------------- ------------
         Frank Childers
         Former Executive Vice      2000      $99,171      $43,750           --          $3,573
         President of Global        1999      151,390       61,593       80,600           1,566
         Sales and Marketing        1998           --           --           --              --
         ------------------------- -------- ------------ ------------ --------------- ------------


(1) Includes amounts of base salary deferred at the election of the executive pursuant to the Company's 401(k) Savings Plan, a defined contribution plan.

(2) The Stock Option Plan authorizes the issuance of SARs but no SARs were issued by the Company as of June 30, 2000.

(3) All other compensation includes company contributions in fiscal 2000 in the following amounts to match amounts deferred pursuant to the Company's 401(k) Savings Plan: Mr. Richard $4,372, Mr. Carraher $5,434, Mr. Carradine $4,080 and Mr. Childers
     $3,573.

(4) Mr. Richard was Chief Executive Officer and President of Micrografx, Inc. at June 30, 2000. At the date of this filing, Mr. Richard is no longer acting in that capacity and has assumed the role of Chief Executive Officer of Image2Web Inc., a wholly owned subsidiary of Micrografx, Inc.

GRANTS OF OPTIONS

         The following table sets forth details regarding stock options granted to the named executive officers listed in the Summary Compensation Table during the fiscal year 2000. In addition, there are shown the "option spreads" that would exist for the respective options granted based upon assumed rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term. The Company granted no SARs in fiscal year 2000.

                                  OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                            INDIVIDUAL GRANTS

                                     % OF TOTAL
                                      OPTIONS/
                        OPTIONS/        SARS                                    POTENTIAL REALIZABLE VALUE
                          SARS       GRANTED TO     EXERCISE OR                 AT ASSUMED ANNUAL RATES OF
                      GRANTED (1)   EMPLOYEES IN    BASE PRICE     EXPIRATION    STOCK PRICE APPRECIATION
           NAME              (#)        FISCAL YEAR      ($/SH)          DATE          FOR OPTION TERM (2)
                                                                                ----------------------------
                                                                                   5% ($)        10% ($)
--------------------- ------------- -------------- -------------- ------------- -------------- -------------

Doug Richard             175,000        11.95%         $ 4.63         3/8/10      $509,012     $1,289,935
Ken Carraher              85,000         5.81%         $ 4.63         3/8/10      $247,234     $  626,540
John Carradine            67,700         4.62%         $ 4.63         3/8/10      $196,915     $  499,021
Frank Childers                --            --             --             --            --             --

All of the options granted to executives were granted under the Company's 1995 Incentive and Non-statutory Stock Option Plan.

(1) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's Common Stock, overall market conditions and the executive's continued employment with the Company. The amounts represented in this table may not necessarily be achieved.

(2) Options vest generally in increments of 25% annually. The options have a term of ten years, unless they are exercised or expire upon certain circumstances set forth in the Stock Option Plan, including retirement, termination in the event of a change in control, death or disability.

EXERCISES OF OPTIONS

         The following table sets forth information with respect to the named executive officers concerning the exercise of options during fiscal year 2000 and unexercised options held as of June 30, 2000. No SARs were exercised by the named executive officers during fiscal year 2000.

                              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                       FISCAL YEAR END OPTION/SAR VALUES

                                                                          NUMBER OF        VALUE OF UNEXERCISED
                                                                         UNEXERCISED           IN-THE-MONEY
                                                                       OPTIONS/SARS AT        OPTIONS/SARS AT
                         NUMBER OF SHARES                                FY-END (#)             FY-END ($)
                       ACQUIRED ON EXERCISE                             EXERCISABLE/           EXERCISABLE/
        NAME                    (#)            VALUE REALIZED($)        UNEXERCISABLE        UNEXERCISABLE(1)
---------------------- ---------------------- --------------------- ---------------------- ---------------------

Doug Richard                       --                       --      107,159/254,141                 --/--
Kenneth Carraher                   --                       --       50,469/111,000                 --/--
John Carradine                     --                       --       12,752/105,956                 --/--
Frank Childers                     --                       --               --/--                  --/--

(1) Values are stated based upon the closing price of $2.31 per share of the Company's common stock on the NASDAQ/NMS on June 30, 2000, the last trading day of fiscal 2000.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL PROVISIONS

         The Company has entered into agreements providing for contractual benefits and compensation with John Carradine, Ken Carraher, and Douglas Richard. The agreements provide for severance to such individuals equal to six
(6) months base salary in the event of their severance from the Company without cause in the case of Mr. Carradine and Mr. Carraher, and (12) months base salary in the event of his severance in the case of Mr. Richard. These Agreements expire two years after the date of a Change in Control, and require payment to such officers, if their employment is terminated by (i) the Company without cause or (ii) such officer, as a result of a reduction in his respective base salary, potential earnings under a variable compensation plan, any material employee benefit, or in the nature or scope of his respective duties, a sum equal to (i) one and one-half times Mr. Richard's highest base annual salary with the Company and (ii) one times Mr. Carradine's and Mr. Carraher's highest base annual salary with the Company. Additionally, in the event such officer's employment with the Company is terminated under the circumstances described above following a Change in Control, they would also be entitled to the continuation of medical, dental, disability and life insurance benefits for a period of twelve (12) months and the acceleration and/or immediate vesting of all stock options and restricted stock awards then outstanding.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of SEC Regulation S-K. No member of the Compensation Committee served on the compensation committee, or as a director, of another corporation, one of whose directors or executive officers served on the Compensation Committee of or whose executive officers served on the Company's Board of Directors.

COMPENSATION OF DIRECTORS

         For information on compensation paid to directors of the Company during Fiscal Year 2000, see Item 1 "Election of Directors."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company entered into a severance agreement with R. Edwin Pearce, former General Counsel and Secretary, whereby he resigned his position with the Company effective September 30, 1999. Under the terms of the severance agreement, Mr. Pearce was paid the sum of $83,464, representing his base salary and bonuses through March 31, 2000. The vesting schedule of outstanding stock options covering 62,247 shares owned by Mr. Pearce was accelerated. The agreement further provided an extension of the expiration dates so that these options would expire unless exercised by October 1, 2000. As a further consideration of the severance agreement, Mr. Pearce agreed to not compete with or solicit customers of the Company for a period of two (2) years, nor to hire employees of the Company for a one (1) year period.

           REPORT OF EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE

         During the Fiscal year ending June 30, 2000, the Executive Compensation and Stock Option Committee of the Board of Directors (the "Committee") was composed of certain of the Company's non-employee directors, Messrs. Russell E. Hogg, Robert Kamerschen, and Avery More. The Committee is now composed of Messrs. Hogg (Chairman), Macintyre, and Sullivan. The Committee is responsible for setting the salary of the President and Chief Executive Officer of the Company, recommending to the full Board compensation arrangements for the President and Chief Executive Officer and advising the President and Chief Executive officer on compensation for other key executives. All recommendations relating to awards of stock options and restricted stock to the Company's executive officers are approved by the Committee, and are reviewed by the Board of Directors.

COMPENSATION POLICIES

         The Company's executive compensation policies, endorsed by the Committee, are designed to provide competitive levels of compensation that integrate pay with the Company's performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. The orientation of executive compensation policies toward Company and divisional performance has been accomplished by the utilization of various performance criteria.

         Compensation is individually set for each executive officer from among a set of components. The primary components of compensation currently being utilized are salary, periodic variable compensation, stock option grants and, in a limited number of cases, restricted stock grants. In determining compensation for each executive officer and the Chief Executive Officer, the Committee does not attribute a specific basis for each component, but rather the Committee's determination focuses on the total compensation package. The Committee believes that stock ownership by management and stock-based compensation arrangements are beneficial in aligning management and shareholders' interests in the enhancement of shareholder value. Therefore, the Company has utilized stock-based compensation arrangements in the Company's compensation packages for most of its executive officers.

         The Company also has adopted certain broad-based employee benefit plans in which executive officers are eligible to participate. In addition, the Company has entered into employment and/or change in control agreements with various key executives. See "Employment Contracts and Change in Control Provisions" for certain named executive officers as described in this proxy statement.

         The Committee has not yet had to consider the possible effect on the Company's compensation policies of the treatment, under the federal Revenue Reconciliation Act of 1993, of annual compensation exceeding $1 million paid to any individual executive officer as no individual executive officer received annual compensation exceeding $1 million in fiscal year 2000.

RELATIONSHIP OF COMPANY PERFORMANCE TO EXECUTIVE COMPENSATION

         Compensation paid to the Company's named executive officers in fiscal year 2000, as reflected in the Summary Compensation Table, consisted primarily of base salary, variable compensation, and stock option grants.

         The Company utilizes periodic competitive pay analyses of software companies compiled by an independent nationally recognized compensation and benefits consulting firm (the "Independent Consultant"), and measurements of both corporate and individual performance in setting combined compensation for its executive officers. The software companies compiled by the independent consultant include some, but not all of the companies contained in the Media General Peer Group SIC Code 7372 Index, (see "Stock Performance Graph"). The Company utilized the competitive pay analysis to determine combined compensation levels for its executive officers. The Committee believes that the compensation paid to the Company's executive officers and Chief Executive Officer falls within the median of the companies represented in the competitive pay analysis utilized. The amount of variable compensation earned by some executive officers is based on measures of corporate performance, such as target versus actual consolidated quarterly earnings, annual sales, and pre-tax income of the business unit for which the executive officer is responsible. Subjective considerations of individual performance are also considered in establishing base salaries and, to various extents, variable compensation, including the executive officer's initiative and contribution to overall corporate performance, the executive officer's managerial performance and the executive officer's successful accomplishment of any special projects. In determining the number of stock option grants to make to the executive officers (other than the Company's Chief Executive Officer), the Committee takes into account the number of stock options and restricted stock awards presently held by each individual, as well as the exercise price of such stock options.

         Individual performance and experience, the Company's operating performance, and the attainment of financial and strategic objectives had an important effect on compensation earned for fiscal year 2000 by several of the Company's named executive officers under their variable compensation plans. Under these plans, if corporate operating performance failed to meet minimum objectives, or if various individual performance goals were not satisfied, no variable compensation would be payable. If corporate operating goals were satisfied, performance criteria would then determine the amount of the additional compensation earned. The amount of any variable compensation earned is equivalent to the degree that individual performance objectives are satisfied. The Committee subjectively determined that various criteria for fiscal year 2000 satisfied the goals (described above) established for certain key executive officers and variable compensation was thus paid to these executive officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Hopkins will receive an annual salary, common stock, and stock options and is eligible to receive a performance bonus. The Committee's general approach in setting Mr. Hopkin's annual compensation is to set compensation levels in accordance with the policies set forth in this report. Specifically, the Committee's objective is to correlate Mr. Hopkin's compensation with the performance of the Company, while seeking to keep his compensation competitive with that provided by comparable companies.

         EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE:

                  Russell E. Hogg           P. Michael Sullivan
                  George W. Macintyre

                             STOCK PERFORMANCE GRAPH

The graph below compares the five-year cumulative return of the Company's Common Stock with the Media General Peer Group SIC Code 7372 Index (prepackaged Software Companies) and the NASDAQ-NMS Index from June 30, 1995 through
June 30, 2000.

                                 OTHER BUSINESS

         Management knows of no business other than that previously disclosed herein that will be brought before the meeting. If, however, any other matters are properly presented, it is the intention of the persons named in the accompanying form of proxy, if authorized to do so by the proxy, to vote the shares covered by such proxy as in their discretion they may deem advisable.

                            PROPOSALS OF SHAREHOLDERS

         All proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders of Micrografx must be received by Micrografx at its principal executive offices on or before June 1, 2001, for inclusion in the Company's Proxy Statement relating to that meeting.

                                     GENERAL

The information contained in this Proxy Statement in the sections entitled "Report of Compensation Committee and Stock Option Committee on Executive Compensation," "Audit Committtee Report" and "Stock Performance Graph" shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "1933 Act") or the Securities Exchange Act of 1945 (the "Exchange Act"), except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the 1933 Act or the Exchange Act.

                                    By Order of the Board of Directors


                                    John M. Carradine
                                    Secretary

Date:  December 4, 2000
Dallas, Texas

                                   APPENDIX A

                         CHARTER FOR THE AUDIT COMMITTEE

                            OF THE BOARD OF DIRECTORS

                               OF MICROGRAFX, INC.

PURPOSE:

         The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Micrografx, Inc. and its subsidiaries (the "Company"), to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

         In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe.

MEMBERSHIP:

         The Audit Committee will consist of at least three (3) members of the Board, all to be independent directors in accordance with Rule 4460 (d) of the National Association of Securities Dealers ("NASD"). All directors must be able to read and understand financial statements, including the Company's balance sheet, income statement, and cash flow, (be financially literate or shall become financially literate within a reasonable period of time after appointment to the committee). At least one of the directors must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board.

RESPONSIBILITIES:

         The responsibilities of the Audit Committee shall include:

1. Reviewing on a continuing basis, the adequacy of the Company's system of internal controls.

2. Reviewing on a continuing basis, the activities, organizational structure, and qualifications of the Company's internal audit function.

3.       Reviewing the independent auditor's proposed audit scope and approach.

4. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors.

5.       Reviewing the performance of the independent auditors.

6.       Recommending the appointment of independent auditors to the Board.

7.       Reviewing fee arrangements with the independent auditors.

8. Reviewing before release, the audited financial statements and Management's Discussion and Analysis in the Company's annul report on Form 10-K.

9. Reviewing before release, the unaudited quarterly operating results in the Company's quarterly earnings release and the Company's Quarterly Report on Form 10-Q. The chair of the committee may represent the entire committee for the purposes of this review.

10. Overseeing compliance with SEC requirements for disclosure of auditor's services and audit committee members and activities.

11. Reviewing management's monitoring of compliance with Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act.

12. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements.

13. Providing oversight and review of the Company's asset management policies, including an annual review of the company's investment policies and performance for cash and short-term investments.

14. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist.

15. Reviewing related party transactions for potential conflicts of interest; and

16.      Performing other oversight functions as requested by the full Board.

                  In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it, and will report, as least annually, to the Board regarding the Committee's examinations and recommendations.

         MEETINGS:

                  The Audit Committee will meet at least two times each year. The Audit Committee may establish its own schedule, which it will provide to the Board in advance. Any action that may be taken by the Audit Committee at a meeting of such committee, may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all of the members of the Audit Committee.

                  The Audit Committtee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

         REPORTS:

                  The Audit Committee will record is summaries of recommendations to the Board in written form, which will be incorporated as a part of the minutes of the Board meeting at which those recommendations are presented.

         MINUTES:

                  The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.